Exhibit 21

List of Subsidiaries of Rockwell Collins, Inc.

Name	State/Country of Incorporation
Air Routing International Limited	United Kingdom
Air Routing International, L.P.	Texas
Air Routing LP, LLC	Delaware
Airfuel, L.P.	Texas
AR Group GP, L.L.C.	Texas
Collins Radio Company	Iowa
Collins Aviation Maintenance Services Shanghai Limited	China
Ensambladores Electronicos de Mexico, S. de R.L. de C.V.	Mexico
Flight Services de Mexico, S. de R.L. de C.V.	Mexico
Intertrade Limited	Iowa
Kaiser Optical Systems, Inc.	Michigan
Kaiser Optical Systems SARL	France
Maine Electronics, Inc.	Delaware
NLX Holding Corporation	Delaware
RICOMP Claims Management Corp.	Delaware
Rockwell Collins Aerospace & Electronics, Inc.	Delaware
Rockwell Collins Asia-PAC Holdings LLC	Delaware
Rockwell Collins Australia Pty Limited	Australia
Rockwell Collins Business Services, LLC	Delaware
Rockwell Collins Canada Inc.	Canada
Rockwell Collins Charitable Corporation	Delaware
Rockwell Collins Control Technologies, Inc.	Delaware
Rockwell Collins Employee Disaster Assistance Corporation	Delaware
Rockwell Collins doBrasil Ltda.	Brazil
Rockwell Collins Deutschland GmbH	Germany
Rockwell Collins Deutschland Holdings GmbH	Germany

Name	State/Country of Incorporation
Rockwell Collins Deutschland Services GmbH	Germany
Rockwell Collins EUMEA Holdings SAS	France
Rockwell Collins European Holdings S.à r.l.	Luxembourg
Rockwell Collins Flight Services, Inc.	Delaware
Rockwell Collins France SAS	France
Rockwell Collins Global Logistics Solutions LLC	Delaware
Rockwell Collins Government Systems (Canada), Inc.	Canada
Rockwell Collins Hong Kong Limited	Hong Kong
Rockwell Collins (India) Enterprises Private Limited	India
Rockwell Collins India Private Limited	India
Rockwell Collins In-Flight Network Company	Delaware
Rockwell Collins International Financing S.à r.l.	Luxembourg
Rockwell Collins International Holdings S.à r.l.	Luxembourg
Rockwell Collins International, Inc.	Texas
Rockwell Collins Leasing LLC	Delaware
Rockwell Collins (Shanghai) Avionics Trading Company Limited	China
Rockwell Collins Simulation & Training Solutions LLC	Delaware
Rockwell Collins Systems International, Inc.	Delaware
Rockwell Collins Network Enabling Software, Inc.	Pennsylvania
Rockwell Collins Optronics, Inc.	California
Rockwell Collins Prescription Center, Inc.	Delaware
Rockwell Collins Public Safety Solutions, Inc.	Delaware
Rockwell Collins Satellite Communications Systems, Inc.	Georgia
Rockwell Collins Services Company	Delaware
Rockwell Collins Southeast Asia Pte. Ltd.	Singapore
Rockwell Collins Support Company	Delaware
Rockwell Collins Sweden AB	Sweden
Rockwell Collins Technologies LLC	Delaware
Rockwell Collins UK Financing LLP	United Kingdom

Name	State/Country of Incorporation
Rockwell Collins UK Limited	United Kingdom
Rockwell Collins Visual Display Systems Limited	United Kingdom
Rockwell Collins Vision Systems, Inc.	California
Rockwell Collins, Inc.	Nevada
SEOS Group Limited	United Kingdom
SEOS Group Holdings Limited	United Kingdom
Wilkens Weather Technologies, L.P.	Texas
ZAO Rockwell Collins	Russia